Exhibit 10.2

 Senior Secured Promissory Note

SENIOR SECURED PROMISSORY NOTE

Principal Sum: $1,750,000.00         Dated: October 27, 2026

FOR VALUE RECEIVED, To Be Brands, LLC (“Borrower”), a North Carolina limited liability company with an address at 10130 Perimeter Parkway, Charlotte, NC 28216 (“Borrower’s Address”), together with each of its undersigned subsidiaries (the “Borrower Subsidiaries”), namely: (i) ISI Brands Inc. (“ISI”), (ii) InnoVitamin Organics, LLC (“IO”), (iii) Reserve Life Organics, LLC (“RLO”), and (iv) ResVitale, LLC (“ResVitale”), hereby promises to pay Akretive Holdings, LLC (“Lender”), a Nevada limited liability company with an address at P.O. Box 1447, Franklin, Tennessee 37065 (“Lender’s Address”), the principal sum of $1,750,000.00 in United States currency (the “Principal Sum”) and accrued interest on or before the maturity date that is two (2) years from the date of issuance of this Note as set forth above (the “Maturity Date”).

1.    Limitation of Liability. For the avoidance of doubt, no amounts owed to Lender hereunder shall be owed by, and no obligation under this Note shall attach to or be enforceable against: (a) Philip J. Von Kahle in his capacity as the duly appointed assignee for the benefit of creditors of Twinlab Consolidation Corporation, Twinlab Holdings, Inc., and Organic Holdings LLC (the “Assignee”), either in his representative or individual capacity; (b) the assignment estates of Twinlab Consolidation Corporation, Twinlab Holdings, Inc., and Organic Holdings LLC (collectively, the “Assignors” and their respective assignment estates, the “Estates”); (c) any of the Assignors; (d) Twinlab Consolidated Holdings, Inc. (“Twinlab”); or (e) any subsidiary of any Assignor or of Twinlab whose equity interests are not Acquired Assets under that certain Asset Purchase Agreement dated as of September 1, 2026 (the “APA”), including without limitation Twinlab Corporation, NutraScience Labs, Inc., NutraScience Labs IP Corporation, Reserve Life Nutrition, LLC, CocoaWell, LLC, Re-Body, LLC, Fembody, LLC, Organics Management LLC, Joie Essance, LLC, and Innovita Specialty Distribution LLC (collectively, the “Excluded Entities”). This Note is the sole obligation of the Borrower and the Borrower Subsidiaries, as provided in Section 3.1(e) of the APA.

2.    Interest.

(a)    Interest payable hereunder shall commence accruing on the date of issuance through the Maturity Date, at an interest rate equal to Nine Percent (9%) per annum and shall be due and payable in arrears on the first (1st) day of each month during the term of this note and on the Maturity Date. The Principal Sum and accrued interest may be prepaid, in whole or in part, at any time prior to the Maturity Date, without penalty.

(b)    Any amount representing the Principal Sum, either in part or in whole, that is not paid on the Maturity Date shall bear interest at a simple interest rate equal to Eighteen Percent (18%) per annum and be due and payable in arrears on the first (1st) day of each month after the Maturity Date and upon final payment of the Principal Sum.

(c)    In no event shall interest payable hereunder be compounded or exceed the maximum rate or amount permitted by applicable law. The Principal Sum and all interest accrued thereon are payable to Lender at Lender’s Address or to such other nominee, address, or bank coordinates as Lender may direct by written notice to Borrower at Borrower’s Address.

Senior Secured Promissory Note

3.    Security Agreement. Borrower and Lender acknowledge that this note is entered into upon condition that each such party has entered into and fully executed a Senior Security Agreement referencing this Note and dated as of October 27, 2026, which shall remain binding and in effect according to its terms (the “Security Agreement”).

4.    Events of Default. Borrower’s failure to abide by or comply with or make any payment due under the terms of this note or the Security Agreement shall be deemed an “Event of Default”. Upon the occurrence of any Event of Default, Lender may exercise any rights and or remedies against Borrower under the Security Agreement, including, without limitation, the acceleration of amounts owed, the exercise of any rights extended under the Security Agreement or otherwise, and/or the commencement of a legal action against Borrower for amounts owed hereunder.

5.    Interpretation. In the event of any discrepancy or question of interpretation concerning this note or the Security Agreement, the terms and interpretation of the Security Agreement shall govern and control the terms and interpretation of this note.

6.    Jury Trial; Governing Law; Jurisdiction. Borrower and Lender hereby waive trial by jury in any action, proceeding, or counterclaim brought by any party hereto or any beneficiary hereof on any matter whatsoever arising out of or in any way connected with this note. Borrower and Lender agree that this note will be governed by, construed, and enforced in accordance with, and subject to, the laws of the State of Nevada, except with respect to the choice of law provisions thereof. Borrower and Lender hereby submit to the jurisdiction and venue of the state and federal courts located in the State of Nevada for purposes of any arbitration or litigation related to this note.

7.    Counterparts. This note may be executed in any number of counterparts, each of which, when taken together, will be deemed to be an original and one and the same instrument. This note will not become effective until all counterparts hereof have been duly executed by all parties hereto.

8.    Right to Counsel. Lender hereby acknowledges that it has been advised of its right to retain independent legal counsel in connection with the negotiation, legal effect, and meaning of this note and all of the documents referenced and incorporated herein, and Lender either has retained independent legal counsel or knowingly and voluntarily waived such right.

9.    Relationship to APA. This Note is a Transaction Document under, and is entered into pursuant to the APA. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the APA. In the event of any conflict or inconsistency between the terms of the APA and the terms of this Note, the terms of the APA shall govern.

[SIGNATURE PAGE FOLLOWS]

Senior Secured Promissory Note

In witness whereof, Borrower has caused this note to be executed as of the date and year first above written.

“BORROWER” TO BE BRANDS, LLC By: /s/ T. Ronan Kennedy Name: T. Ronan Kennedy Title: Manager

“BORROWER SUBSIDIARIES”

(i) ISI Brands Inc., (ii) Innovitamin Organics, LLC, (iii) Reserve Life Organics, LLC, and (iv) Resvitale, LLC

By: /s/ Anthony Zolezzi

Name: Anthony Zolezzi

Title: Authorized Representative of each Borrower Subsidiary

[Lender Acknowledgement Follows]

Senior Secured Promissory Note

Reviewed, agreed, and accepted as of October 27, 2026 by:

“LENDER”

AKRETIVE HOLDINGS, LLC

By: /s/ Patrick E. Ogle
Name:  Patrick E. Ogle
Title:    Manager